Exhibit 99.1

Carter Validus Mission Critical REIT Acquires

Integrated Medical Facility

(Tampa, FL) (June 29, 2012) Carter Validus Mission Critical REIT, Inc. announced today that it has acquired the HPI Integrated Medical Facility in Oklahoma City, OK for $9,274,000. Developed in 2007, the property is situated on approximately 3.23 acres and is strategically located near Healthcare Partners Investments’ (HPI) hospitals and a number of healthcare facilities.

The facility is approximately 35,000 square feet and is 100% leased to HPI, a leading healthcare management company. This property provides comprehensive therapy programs focused on providing patients with a wide variety of post-operative rehabilitation services. It also serves as both a data center and HPI’s corporate headquarters.

Carter Validus Mission Critical REIT, Inc., which is qualified as a real estate investment trust, intends to acquire mission critical real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants. Carter Validus Mission Critical REIT, Inc. focuses its acquisitions of mission critical assets in the data center and healthcare sectors.

Media Contact:

John Carter

CEO – Carter Validus Mission Critical REIT, Inc.

813-387-1700

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company’s expectations.